As filed with the Securities and Exchange Commission on
                   February 13, 1997

                      Registration Statement No. 33-____________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                       MAINSTREET BANKGROUP INCORPORATED
     (Exact name of Registrant as specified in its Charter)

      Virginia                                     54-1046817
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)            Identification Number)

                            200 East Church Street
                         Martinsville, Virginia  24112
                                (540) 666-6724
    (Address of principal executive office, including zip code)

                       MAINSTREET BANKGROUP/HANOVER BANK
                               STOCK OPTION PLAN
                           (Full title of the Plan)
                             ____________________

                              Rebecca J. Jenkins
             Senior Vice President, General Counsel and Secretary
                            200 East Church Street
                         Martinsville, Virginia  24112
                                (540) 666-3272
  (Name, address and telephone number including, area code, of agent for service)

                                With copies to:

                             Lathan M. Ewers, Jr.
                               Hunton & Williams
                             951 East Byrd Street
                           Richmond, Virginia  23219
                                (804) 788-8269

                        CALCULATION OF REGISTRATION FEE

Title of       Amount to       Proposed      Proposed
securities        be           maximum       maximum     Amount
  to be         registered      offering    aggregate      of
registered                     price per     offering   registra-
                               share (1)    price (1)   tion fee

Common           130,000        $18.50     $2,405,000    $729.00
Stock(2)

______
     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $18.50 per share, which was the average of the high and low prices of the Common Stock as reported on NASDAQ on February 7, 1997.

     (2)  The Rights to purchase Participating Cumulative
Preferred Stock, Series A will be attached to and will trade with shares of the Common Stock of the Company.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

      Not required to be filed with the Commission.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by MainStreet BankGroup Incorporated (the "Company") with the Commission (file No. 0-
8622) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996; (iii) the Company's Current Reports on Form 8-K dated January 3, 1996, February 23, 1996, April 22, 1996 and October 3, 1996; and (iv) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a supplement hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Company's Restated Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a director or officer. The Board of Directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law.
In addition, the Virginia Stock Corporation Act and the Company's Restated Articles of Incorporation may under certain circumstances eliminate the liability of directors and officers in a shareholder or derivative proceeding.

      If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for directors and officers of the Company such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Articles of Incorporation of the Company (Incorporated herein by reference from Form 8-A filed electronically on March 15, 1996).

4.2 Bylaws of the Company (Incorporated by reference from Form 8-A filed electronically on March 15, 1996).

4.3   MainStreet BankGroup/Hanover Stock Option Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2  Consent of Coopers & Lybrand LLP.

24    Power of Attorney for Officers and Directors (included on
signature page).

Item 9.  Undertakings

      (a)   The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

             (i)   To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Martinsville, Virginia, on this 11th day of February, 1997.


                        MainStreet BankGroup Incorporated
                            (Registrant)


                        By


                            Michael R. Brenan, President,
                            Chairman of the Board and Chief
                            Executive Officer and Director


                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 11, 1997. Each of the directors and/or officers of Crestar Financial Corporation whose signature appears below hereby appoints Michael R. Brenan, James E. Adams, Rebecca J. Jenkins and Lathan M. Ewers, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable MainStreet BankGroup Incorporated to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


               Signature                                Title

By   /s/ Michael R. Brenan        President, Chairman of the
    Michael R. Brenan             Board and Chief
                                  Executive Officer (Principal
                                  Executive Officer)



By      /s/ James E. Adams          Senior Vice President, Chief
        James E. Adams              Financial Officer and
                                    Treasurer (Principal
                                    Financial and Accounting
                                    Officer)



By /s/W. Christopher Beeler, Jr.    Director
      W. Christopher Beeler, Jr.



By
           Thomas B. Bishop         Director



By  /s/ William L. Cooper, III      Director
        William L. Cooper, III



By      /s/ Billy P. Craft          Director
            Billy P. Craft



By                                  Director
            Philip W. Dean



By     /s/ I. Patricia Henry        Director
           I. Patricia Henry



By                                  Director
           George J. Kostel



By     /s/ Larry E. Hutchens        Director
           Larry E. Hutchens



By                                  Director
     William O. McCabe, Jr., M.D.



By                                  Director
          Albert L. Prillaman



By  /s/ Richard M. Simmons, Jr.     Director
        Richard M. Simmons, Jr.



By  /s/ Thomas B. Stanley, Jr.      Director
        Thomas B. Stanley, Jr.

                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549


                               ____________________







                                     EXHIBITS

                                    filed with

                              REGISTRATION STATEMENT

                                        on

                                     FORM S-8

                                       UNDER

                            THE SECURITIES ACT OF 1933


                               ____________________







                           MAINSTREET BANKGROUP/HANOVER
                                 STOCK OPTION PLAN
                             (full title of the plan)

                                   EXHIBIT INDEX



        Exhibit No.      Description                Sequentially
                                                     Number Page

            4.1          Articles of Incorporation of the Company
                         (Incorporated herein by reference from
                         Form 8-A filed electronically on March
                         15, 1996).

            4.2          Bylaws of the Company (Incorporated
                         herein by reference from Form 8-A filed
                         electronically on March 15, 1996.)

            4.3          MainStreet BankGroup/Hanover Stock
                         Option Plan.

             5           Opinion of Hunton & Williams as to the
                         legality of the securities being
                         registered.

           23.1          Consent of Hunton & Williams (included
                         in the opinion filed as Exhibit 5 to the Registration Statement).

           23.2          Consent of Coopers & Lybrand LLP.

            24           Power of Attorney for Officers and
                         Directors (included on signature page).